FOR IMMEDIATE RELEASE

Contact:	Dewey Steadman - Investors	Racquel White - Media
	Investor@labcorp.com	Media@labcorp.com

Labcorp Announces 2026 Second Quarter Results; Raises Full Year 2026 Guidance

•Results from operations for second quarter 2026 versus second quarter 2025:
◦Revenue: $3.73 billion vs. $3.53 billion, up 5.8%
◦Diluted EPS: $3.64 vs. $2.84, up 28.5%
◦Adjusted EPS: $4.99 vs. $4.35, up 14.9%
•Raised full-year enterprise revenue growth and adjusted EPS guidance:
◦Annual revenue growth guidance of 5.4% to 6.3%; up 30 basis points at the midpoint
◦Adjusted EPS range of $18.10 to $18.55; up 30 cents at the midpoint
•Announced $1.0 billion increase in share repurchase authorization, bringing the remaining total authorization to $1.4 billion
•Advanced Labcorp Oncology offerings in lung, colorectal, and prostate cancers, expanding access to screening, improving diagnosis, guiding treatment selection, and monitoring recurrence
•Announced the launch of Marker by Labcorp™, a genetic health panel that provides consumers with personalized genetic insights

BURLINGTON, N.C., July 30, 2026 – Labcorp Holdings Inc. (NYSE: LH), a global leader of innovative and comprehensive laboratory services, today announced results for the second quarter ended June 30, 2026 and updated its full-year financial guidance.

“Labcorp delivered another very strong quarter, with 6% revenue growth, significant margin expansion, and double-digit adjusted EPS growth reflecting continued momentum across the business,” said Adam Schechter, Chairman and CEO of Labcorp. “During the second quarter, we expanded our leadership in oncology and other high-growth specialty areas, strengthened our position as the partner of choice for health systems, biopharmaceutical companies, and regional/local laboratories, and advanced our use of technology to improve the experience for consumers and providers. Our performance and continued execution position us well to deliver sustainable growth and long-term value for customers and shareholders.”

Labcorp continues to advance its strategic priorities:

Lead in specialty testing, with several advancements in Labcorp Oncology:

•Added an advanced DPYD genotyping test that helps identify patients at risk for severe chemotherapy treatment-related toxicity.
•Launched ColoSense® nationwide, the first FDA-approved, RNA-based colorectal cancer screening test with at-home collection. With Medicare and expanding commercial payer coverage, this test increases patient access to screening and enables earlier detection. As ColoSense’s primary nationwide distributor, we are further strengthening our comprehensive colorectal cancer portfolio.
•Entered into a clinical trial collaboration with Fox Chase Cancer Center to evaluate Labcorp’s Plasma Detect Genome MRD in patients at risk of early-stage non-small cell lung cancer recurrence.
•Expanded nationwide access to Roche’s FDA-approved VENTANA PTEN (SP218) companion diagnostic for people living with prostate cancer who may now be eligible for combination treatment with AstraZeneca’s targeted therapy TRUQAP.

Be a partner of choice for health systems and regional/local laboratories:

•Awarded once again a Department of Defense contract to provide laboratory testing for service members and their families across military hospitals worldwide.
•Completed the acquisition of select outreach laboratory services from Parkview Health in Indiana and Ohio.
•Completed the acquisition of Tribal Diagnostics, a clinical laboratory serving communities in Oklahoma and Texas.

Grow Consumer Health:

•Announced the Marker by Labcorp Genetic Health Panel through Labcorp OnDemand where consumers can get their biomarker and genetic testing and insights from a single source.
•Introduced Canada's first at-home, self-collection test to measure women’s fertility-related hormones and men’s testosterone levels.
•Launched an AI-powered app, MyLabcorp, which has been downloaded by millions of consumers. The app allows patients to schedule appointments, view their test results, and gain deeper insights into their health.

Shape our future through technology and innovation:

•Expanded a collaboration with Epic to place 6,500-plus diagnostic tests on Epic’s Aura platform.
•Enhanced the patient experience at Labcorp’s Patient Service Centers, through expanded appointment availability, streamlined scheduling, and proactive rescheduling reminders and assistance.

Labcorp also remains committed to a disciplined allocation of capital. In the second quarter of 2026, the company invested $225.7 million in acquisitions, repurchased $353.8 million of stock, and paid out $58.7 million in dividends. The company also paid down $500.0 million in senior notes in June. On July 9, 2026, the company announced a quarterly cash dividend of $0.72 per share of common stock, payable on September 11, 2026, to stockholders of record at the close of business on August 28, 2026. In July, the Board of Directors approved an increase of $1.0 billion in the company's share repurchase authorization, bringing the remaining total authorization to $1.4 billion.

LABCORP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED RESULTS

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025	Delta	2026	2025	Delta

Revenue Summary (Dollars in millions)
Total Revenue	$3,731.1		$3,527.3	5.8%	$7,268.7	$6,872.4	5.8%
Organic(1)				4.2%			3.6%
Acquisitions, net of Divestitures(2)				1.2%			1.3%
Foreign Exchange				0.4%			0.9%

(1) Excludes the impact from acquisitions, divestitures, and currency, as well as other strategic actions taken in Early Development.
(2) Includes the impact from strategic actions taken in Early Development.

Earnings Summary (Dollars in millions, except per share data)
Operating Income (“OI”)	$451.6		$394.5		$832.4	$720.5
OI as % of Revenue	12.1%		11.2%	90 bps	11.5%	10.5%	100 bps

Adjustments (3)	$137.1		$137.1		$264.2	$280.1

Adjusted Operating Income (“AOI”) (4)	$588.7	(5)	$531.6		$1,096.6	$1,000.6
AOI as % of Revenue	15.8%	(5)	15.1%	70 bps	15.1%	14.6%	50 bps

Net Earnings Attributable to Labcorp Holdings Inc.	$298.7		$237.9		$576.5	$450.7
Diluted EPS	$3.64		$2.84		$6.99	$5.36
Adjusted EPS (4)	$4.99		$4.35	14.9%	$9.24	$8.19	12.8%

(3) Adjustments include amortization, impairment charges, restructuring charges, and special items.
(4) Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for additional information.
(5) The increase in adjusted operating income and margin was due to organic growth and operating efficiencies.

LABCORP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED RESULTS

	Three Months Ended June 30,			Six Months Ended June 30,
	2026		2025	2026	2025
Cash Flow Summary (Dollars in millions)

Operating Cash Flow	$445.5		$620.6	$637.0	$639.1
Capital Expenditures	131.6		77.9	252.6	203.9
Free Cash Flow	$313.9	(1)	$542.7	$384.4	$435.2

(1) The difference in free cash flow was primarily due to working capital timing and planned increases in capital expenditures.
Capital Allocation Summary

•At the end of the quarter, Labcorp's cash and cash equivalents balance was $141.8 million and total debt was $5.86 billion. In June, we retired $500.0 million in senior notes.
•During the quarter, the company invested $225.7 million in acquisitions, repurchased $353.8 million of stock, and paid out $58.7 million in dividends.

LABCORP HOLDINGS INC. AND SUBSIDIARIES
Diagnostics Laboratories Segment Summary

	Three Months Ended June 30,
	2026		2025	Delta
Revenue Summary (Dollars in millions)
Total Revenue	$2,900.7		$2,748.8	5.5%
Organic				3.6%
Acquisitions, net of Divestitures				1.9%

Earnings Summary (1) (Dollars in millions)
Adjusted Operating Income (“AOI”) (2)	$522.6	(3)	$482.8
AOI as % of Revenue	18.0%	(3)	17.6%	50 bps

(1) Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for additional information.
(2) Excludes amortization, restructuring charges, special items, and unallocated corporate expenses.
(3) Adjusted Operating Income and margin increased due to organic growth and operating efficiencies.

	Three Months Ended June 30, 2026
	Requisition	Price/Mix
	Volume Delta (4)	Delta (4)
Metrics Summary
Total	3.0%	2.5%
Organic (5)	1.8%	1.8%
Acquisitions, net of Divestitures	1.3%	0.6%
Foreign Exchange	—%	—%

(4) Column shows changes versus the three months ended June 30, 2025.
(5) Organic price/mix includes lab management agreements.

LABCORP HOLDINGS INC. AND SUBSIDIARIES
Biopharma Laboratory Services Segment Summary

	Three Months Ended June 30,
	2026		2025	Delta
Revenue Summary (Dollars in millions)
Total Revenue	$836.2		$784.8	6.5%	(1)
Organic(2)				6.2%
Acquisitions, net of Divestitures(3)				(1.4)%
Foreign Exchange				1.8%

(1) Central Labs revenue growth of 9.8%; Early Development revenue was down 1.4%.
(2) Excludes the impact from acquisitions, divestitures, and currency, as well as other strategic actions taken in Early Development.
(3) Includes the impact from strategic actions taken in Early Development.

Earnings Summary (4) (Dollars in millions)
Adjusted Operating Income (“AOI”) (5)	$142.2	(6)	$123.3
AOI as % of Revenue	17.0%	(6)	15.7%	130 bps

(4) Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for additional information.
(5) Excludes amortization, restructuring charges, special items, and unallocated corporate expenses.
(6) Adjusted Operating Income and margin increased, driven by organic growth and operating efficiencies from the strategic actions taken in Early Development.

	As of
	June 30, 2026
Metrics Summary (Dollars in billions)
TTM Net Orders	$3.32
TTM Book to Bill	1.03
Backlog	$8.73	(7)
Next Twelve Months Forecast Backlog Conversion	$2.75

(7) Backlog increased 0.2% compared to this period last year.

Guidance for 2026

Labcorp is updating 2026 full year guidance to reflect its second quarter performance and full year outlook. The following guidance assumes foreign exchange rates effective as of June 30, 2026. Enterprise level guidance includes the estimated impact from currently anticipated capital allocation, including acquisitions, share repurchases, and dividends.

(Dollars in millions, except per share data)
	Previous		Updated
	2026 Guidance		2026 Guidance
	Low	High	Low	High
Revenue
Labcorp Enterprise (1)(2)	$14,649	$14,803	$14,710	$14,827
Growth (3)	5.0%	6.1%	5.4%	6.3%

Diagnostics Laboratories	$11,431	$11,518	$11,450	$11,532
Growth (3)	5.1%	5.9%	5.3%	6.0%

Biopharma Laboratory Services (4)	$3,216	$3,266	$3,269	$3,300
Growth (3)	3.8%	5.4%	5.5%	6.5%

Adjusted EPS	$17.70	$18.35	$18.10	$18.55

Free Cash Flow	$1,240	$1,360	$1,240	$1,360

(1) 2026 Updated Enterprise guidance includes an impact from foreign currency translation of 0.4%.
(2) Enterprise level revenue is presented net of intercompany transaction eliminations.
(3) Growth based on 2025 Enterprise revenue of $13,952 million, Diagnostics Laboratories revenue of $10,876 million, and Biopharma Laboratory Services revenue of $3,098 million.
(4) 2026 Updated Biopharma Laboratory Services guidance includes an impact from foreign currency translation of 1.5%.

Use of Adjusted Measures
The company has provided in this press release and accompanying tables “adjusted” financial information that has not been prepared in accordance with GAAP, including adjusted net income, adjusted EPS (or adjusted net income per share), adjusted operating income, adjusted operating margin, free cash flow, and certain segment information. The company believes these adjusted measures are useful to investors as a supplement to, but not as a substitute for, GAAP measures, in evaluating the company’s operational performance. The company further believes that the use of these non-GAAP financial measures provides an additional tool for investors in evaluating operating results and trends, and growth and shareholder returns, as well as in comparing the company’s financial results with the financial results of other companies. However, the company notes that these adjusted measures may be different from and not directly comparable to the measures presented by other companies. Reconciliations of these non-GAAP measures to the most comparable GAAP measures and an identification of the components that comprise “special items” used for certain adjusted financial information are included in the tables accompanying this press release.

The company today is providing an investor relations presentation with additional information on its business and operations, which is available in the investor relations section of the company's website at https://ir.labcorp.com. Analysts and investors are directed to the website to review this supplemental information.

A webcast discussing Labcorp's quarterly results will be held today at 9:00 a.m. ET and is available by accessing the Labcorp investor relations website and navigating to the “Events” section. Alternatively, the live webcast can be accessed on this link. This webcast will be archived and accessible for one year.

About Labcorp
Labcorp (NYSE: LH) is a global leader of innovative and comprehensive laboratory services that helps doctors, hospitals, pharmaceutical companies, researchers, and patients make clear and confident decisions. We provide insights and advance science to improve health and improve lives through our unparalleled diagnostics and drug development laboratory capabilities. The company's nearly 71,000 employees serve clients in approximately 100 countries, provided support for more than 85% of the new drugs and therapeutic products approved by the FDA in 2025, and performed more than 750 million tests for patients around the world. Learn more at www.labcorp.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements with respect to (i) the estimated 2026 guidance and related assumptions, (ii) the impact of various factors on operating and financial results, including global economic and market conditions on the company's businesses, operating results, cash flows and/or financial condition, (iii) future business strategies, (iv) expected savings, synergies and other benefits to the company, customers or patients from acquisitions and other transactions and partnerships, and (v) opportunities for future growth.

Each of the forward-looking statements is subject to change based on various important factors, many of which are beyond the company's control, including without limitation: (i) the failure to receive tax-free treatment with respect to the spin-off of the company’s former Clinical Development and Commercialization Services business for U.S. federal income purposes; (ii) the impact of spin-off related items; (iii) personnel costs and potential difficulties with employee relations and retention; (iv) the trading price of the company's stock, competitive actions and other unforeseen changes and general uncertainties in the marketplace; (v) the impact of changes to existing or adoption of new laws and regulations applicable to the company, including healthcare reform, or changes to the interpretation and application of such laws and regulations; (vi) customer purchasing decisions, including changes in payer regulations or policies; (vii) adverse actions of governmental and third-party payers; (viii) changes in testing guidelines or recommendations; (ix) the impact of global geopolitical events; (x) the effect of public opinion on the company's reputation; (xi) adverse results in material litigation matters; (xii) failure to maintain or develop customer relationships; (xiii) the company's ability to develop or acquire new products and adapt to technological changes; (xiv) failure of the company’s information technology, systems, or data security; (xv) the impact of potential losses under repurchase agreements; (xvi) adverse weather conditions; (xvii) the number of revenue days in a financial period; (xviii) inflation; (xix) increased competition; and (xx) the effect of exchange rate fluctuations. These factors, in some cases, have affected and in the future (together with other factors) could affect the company's ability to implement the company's business strategy, and actual results could differ materially from those suggested by these forward-looking statements. As a result, readers are cautioned not to place undue reliance on any of the forward-looking statements.

The company has no obligation to provide any updates to these forward-looking statements even if its expectations change. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Further information on potential factors, risks and uncertainties that could affect operating and financial results is included in the company's most recent Annual Report on Form 10-K and subsequent Forms 10-Q, including in each case under the heading RISK FACTORS, and in the company's other filings with the SEC. The information in this press release should be read in conjunction with a review of the company's filings with the SEC including the information in the company's most recent Annual Report on Form 10-K, and subsequent Forms 10-Q, under the heading “MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS”.
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LABCORP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Millions, Except Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$3,731.1	$3,527.3	$7,268.7	$6,872.4
Cost of revenues	2,619.1	2,481.1	5,142.9	4,878.2
Gross profit	1,112.0	1,046.2	2,125.8	1,994.2
Selling, general, and administrative expenses	577.2	579.3	1,128.2	1,125.3
Amortization of intangibles and other assets	78.1	68.3	153.7	137.9
Restructuring and other charges	5.1	4.1	11.5	10.5
Operating income	451.6	394.5	832.4	720.5
Other (expense) income:
Interest expense	(61.1)	(57.1)	(116.2)	(113.1)
Investment income	5.6	1.7	17.8	8.2
Equity method loss, net	(6.2)	(1.7)	(11.3)	(2.0)
Other, net	(3.5)	(32.7)	(16.6)	(33.7)
Earnings from operations before income taxes	386.4	304.7	706.1	579.9
Provision for income taxes	87.3	66.4	129.0	128.6
Net earnings	299.1	238.3	577.1	451.3
Less: Net earnings attributable to the noncontrolling interest	(0.4)	(0.4)	(0.6)	(0.6)
Net earnings attributable to Labcorp Holdings Inc.	$298.7	$237.9	$576.5	$450.7

Earnings per common share:
Basic earnings per common share	$3.66	$2.85	$7.03	$5.40
Diluted earnings per common share	$3.64	$2.84	$6.99	$5.36

Weighted-average basic common shares outstanding	81.7	83.4	82.0	83.5
Weighted-average diluted common shares outstanding	82.0	83.9	82.4	84.1

LABCORP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Millions)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$141.8	$532.3
Accounts receivable, net	2,342.4	2,103.8
Unbilled services, net	162.4	156.9
Supplies inventory	562.2	534.7
Prepaid expenses and other	606.1	692.8
Total current assets	3,814.9	4,020.5
Property, plant, and equipment, net	3,100.5	3,081.5
Goodwill, net	7,030.1	6,789.5
Intangible assets, net	3,678.2	3,596.0
Joint venture partnerships and equity method investments	139.3	153.9
Other assets, net	769.3	751.3
Total assets	$18,532.3	$18,392.7
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$688.5	$840.8
Accrued expenses and other	862.4	847.8
Unearned revenue	387.8	439.1
Short-term operating lease liabilities	180.3	191.1
Short-term finance lease liabilities	4.7	4.6
Short-term borrowings and current portion of long-term debt	0.9	500.1
Total current liabilities	2,124.6	2,823.5
Long-term debt	5,857.6	5,084.6
Operating lease liabilities	661.0	682.6
Finance lease liabilities	61.6	63.0
Deferred income taxes and other tax liabilities	486.7	454.5
Other liabilities	717.6	647.8
Total liabilities	9,909.1	9,756.0
Commitments and contingent liabilities
Noncontrolling interest	16.4	16.9
Shareholders’ equity:
Common stock, 80.9 and 82.2 shares outstanding at June 30, 2026, and December 31, 2025, respectively	7.3	7.5
Additional paid-in capital	—	—
Retained earnings	8,701.4	8,639.9
Accumulated other comprehensive loss	(101.9)	(27.6)
Total shareholders’ equity	8,606.8	8,619.8
Total liabilities and shareholders’ equity	$18,532.3	$18,392.7

LABCORP HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$299.1	$238.3	$577.1	$451.3
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	179.0	170.3	352.3	337.1
Stock compensation	34.9	34.1	66.6	66.9
Operating lease right-of-use asset expense	49.1	50.8	97.1	99.4
Deferred income taxes	24.4	(6.1)	26.4	(12.2)
Other, net	14.2	38.0	25.6	46.1
Change in assets and liabilities (net of effects of acquisitions and divestitures):
(Increase) decrease in accounts receivable	(59.2)	30.9	(247.1)	(139.9)
(Increase) decrease in unbilled services	(0.7)	0.9	(6.9)	4.8
Increase in supplies inventory	(65.1)	(11.9)	(29.7)	(3.5)
Decrease in prepaid expenses and other	23.1	12.8	27.1	57.8
(Decrease) increase in accounts payable	(11.7)	67.0	(150.4)	(80.6)
(Decrease) increase in unearned revenue	(17.6)	0.2	(49.7)	(8.7)
Decrease in accrued expenses and other	(24.0)	(4.7)	(51.4)	(179.4)
Net cash provided by operating activities	445.5	620.6	637.0	639.1
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(131.6)	(77.9)	(252.6)	(203.9)
Proceeds from sale of assets	1.9	1.9	9.7	2.4
Proceeds from sale or distribution of equity affiliates or other investments	—	6.9	—	6.9
Purchase of equity affiliates or other investments	(10.8)	(15.0)	(17.5)	(172.0)
Acquisition of businesses, net of cash acquired	(225.7)	(10.0)	(427.9)	(63.5)
Net cash used for investing activities	(366.2)	(94.1)	(688.3)	(430.1)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from term loan	—	—	750.0	—
Payments on senior notes	(500.0)	—	(500.0)	(1,000.0)
Proceeds from accounts receivable securitization	175.0	—	175.0	225.0
Payments on accounts receivable securitization	(150.0)	—	(150.0)	—
Proceeds from revolving credit facilities	—	—	—	64.8
Payments on revolving credit facilities	—	—	—	(64.8)
Net share settlement tax payments from issuance of stock to employees	(6.3)	(3.5)	(46.1)	(29.0)
Net proceeds from issuance of stock to employees	1.8	—	34.7	25.7
Dividends paid	(58.7)	(59.9)	(119.9)	(121.5)
Purchase of common stock	(353.8)	(200.0)	(451.8)	(200.0)
Other, net	(27.9)	(4.0)	(31.3)	(7.3)
Net cash used for financing activities	(919.9)	(267.4)	(339.4)	(1,107.1)
Effect of exchange rate on changes in Cash and cash equivalents	1.3	18.8	0.2	26.7
Net (decrease) increase in Cash and cash equivalents	(839.3)	277.9	(390.5)	(871.4)
Cash and cash equivalents at beginning of period	981.1	369.4	532.3	1,518.7
Cash and cash equivalents at end of period	$141.8	$647.3	$141.8	$647.3

LABCORP HOLDINGS INC. AND SUBSIDIARIES
Condensed Combined Non-GAAP Segment Information
(Dollars in Millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Diagnostics Laboratories
Revenues	$2,900.7	$2,748.8	$5,662.8	$5,378.4

Adjusted operating income	$522.6	$482.8	$981.3	$910.3
Adjusted operating margin	18.0%	17.6%	17.3%	16.9%

Biopharma Laboratory Services
Revenues	$836.2	$784.8	$1,616.8	$1,506.1

Adjusted operating income	$142.2	$123.3	$262.9	$230.2
Adjusted operating margin	17.0%	15.7%	16.3%	15.3%

Consolidated
Revenues	$3,731.1	$3,527.3	$7,268.7	$6,872.4

Adjusted segment operating income	$664.8	$606.1	$1,244.2	$1,140.5
Unallocated corporate expense	(76.1)	(74.5)	(147.6)	(139.9)
Consolidated adjusted operating income	$588.7	$531.6	$1,096.6	$1,000.6
Adjusted operating margin	15.8%	15.1%	15.1%	14.6%

The consolidated revenue and adjusted segment operating income are presented net of intercompany transaction eliminations and other amounts not used in determining segment performance. Adjusted operating income and adjusted operating margin are non-GAAP measures. See the subsequent reconciliation of non-GAAP financial measures.

LABCORP HOLDINGS INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Dollars and Shares in Millions, Except Per Share Data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Adjusted Operating Income
Operating income	$451.6	$394.5	$832.4	$720.5
Amortization of intangibles and other assets (a)	78.1	68.3	153.7	137.9
Restructuring and other charges (b)	5.1	4.1	11.5	10.5
Acquisition and disposition-related costs (c)	21.3	15.1	31.2	44.2
LaunchPad costs (d)	11.7	17.2	24.7	37.3
Other	20.9	31.9	43.1	46.4
TSA reimbursement (e)	—	0.5	—	3.8
Adjusted operating income	$588.7	$531.6	$1,096.6	$1,000.6

Adjusted operating profit margin	15.8%	15.1%	15.1%	14.6%

Adjusted Net Income
Net income	$298.7	$237.9	$576.5	$450.7
Impact of adjustments to operating income	137.1	137.1	264.2	280.1
Loss on venture fund investments, net (f)	1.5	32.7	8.6	36.1
Equity method loss from SYNLAB investment (g)	6.2	—	11.2	—
TSA reimbursement (e)	—	(0.5)	—	(3.8)
Other	0.6	0.7	(7.9)	0.7
Income tax impact of adjustments (h)	(34.9)	(43.4)	(91.0)	(75.3)
Adjusted net income	$409.2	$364.5	$761.6	$688.5

Weighted-average diluted common shares outstanding	82.0	83.9	82.4	84.1

Adjusted net income per share	$4.99	$4.35	$9.24	$8.19

(a)	Amortization of intangible assets acquired as part of business acquisitions.
(b)	Restructuring and other charges represent amounts incurred in connection with the elimination of redundant positions and facilities and contract termination costs within the organization in connection with our LaunchPad initiatives, and acquisitions or dispositions of businesses by the company.
(c)	Acquisition and disposition-related costs include due-diligence legal and advisory fees, retention bonuses, impact of delayed contract or license transfers, and other integration or disposition related activities.
(d)	LaunchPad costs include non-capitalized costs associated with the implementation of systems, consolidation of processes, and consulting costs incurred as part of various business process improvement initiatives.
(e)	Represents transition services fees charged to Fortrea Holdings Inc. related to administrative and IT systems support. The costs to provide these services are included in operating income but the service fees are included in other income.
(f)	The company makes investments in companies or investment funds developing promising technology related to its operations. The company recorded net gains and losses related to several distributions from venture funds, increases in the market value of investments, and impairments of other investments due to the underlying performance of the investments.
(g)	Adjustment removes the impact of the equity method income from the Company's minority investment in SYNLAB.
(h)	Income tax impact of adjustments calculated based on the tax rate applicable to each item.